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                                                              EXHIBIT 10.2.1

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                                       OF
                               KENNETH A. KESSLER


            THIS AGREEMENT, effective as of the 26th day of September, 1997, is made by and between American Psych Systems, Inc., a Delaware corporation ("APS"), and Kenneth A. Kessler, M.D. (the "Employee").

                                   WITNESSETH:

            WHEREAS, the Employee and APS are parties to an Employment Agreement dated April 3, 1995 (the "Agreement");

            WHEREAS, APS desires to offer and sell to certain investors (the "Investors") up to $8,400,000 principal amount of senior secured promissory notes (the "Notes"), due in three years, that would bear interest at a rate of 15% per year;

            WHEREAS, the Investors are requiring, as a condition of purchasing the Notes, that Employee extend the term of the Agreement to the earlier of (i) November 30, 2000 or (ii) the date upon which the Notes are repaid in full (but in not event shall the Agreement terminate earlier than March 31, 1999); and

            WHEREAS, the parties hereto desire to set forth their agreement concerning the extension of the termination date of the Agreement.

            NOW, THEREFORE, in consideration of the foregoing, for the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, mutually agree and covenant as follows:

      1.    AMENDMENT TO TERM OF EMPLOYMENT AGREEMENT

      Section 1.02 of the Agreement shall be deleted in its entirety and the following shall be inserted in lieu thereof:

            1.02 TERM. The term of Employment hereunder shall commence as of April 3, 1995, and shall continue through the earlier of (i) November 30, 2000 or (ii) such time as the Notes are paid in full (but in not event earlier than March 31, 1999).


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      2.    EFFECT OF AMENDMENT

      Except for the amendment to the Agreement set froth in paragraph 1 above, all of the terms and conditions of the Agreement remain unmodified and in full force and effect.

      IN WITNESS WHEREOF, APS has caused its duly authorized officer to execute and acknowledge this Agreement and Employee has set his hand and seal, all on the day and year first above written.

                              AMERICAN PSYCH SYSTEMS, INC.



                        By:   /s/ John Heffner
                              ---------------------------------
                              John C. Heffner, Vice President



                              EMPLOYEE


                              /s/ Kenneth Kessler
                              ---------------------------------
                              Kenneth A. Kessler



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